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                                   APPENDIX B

                                CUSTODY AGREEMENT

         The following open-end management investment companies or series thereof ("Funds") are hereby made parties to the Custody Agreement dated October 11, 1995 with UMB Bank, n.a. ("Custodian") and Pacific Advisors Fund Inc., and agree to be bound by all the terms and conditions contained in said Agreement:

                Pacific Advisors Fund Inc. - -     Government Securities Fund
                                                   Income and Equity Fund
                                                   Balanced Fund
                                                   Small Cap Fund
                                                   Growth Fund
                                                   Multi-Cap Value Fund


  ATTEST:                             PACIFIC ADVISORS FUND INC.

                                      By:
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                                      Name:
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                                      Title:
                                            ------------------------------------
                                      Date:
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  ATTEST:                             UMB BANK, N.A.

                                      By:
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                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                      Date:
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